WOBURN MCB I, LLC

Lease To

Biofrontera Inc.

THE SUBMISSION OF THIS LEASE FOR EXAMINATION, REVIEW, NEGOTIATION AND/OR SIGNATURE SHALL NOT CONSTITUTE AN OFFER OR AN OPTION TO LEASE OR A RESERVATION OF THE PREMISES AND IS SUBJECT TO WITHDRAWAL OR MODIFICATION AT ANY TIME BY EITHER PARTY. THIS LEASE SHALL BECOME EFFECTIVE AND BINDING ONLY IF AND WHEN IT SHALL BE EXECUTED AND DELIVERED BY BOTH LANDLORD AND TENANT.

120 Presidential Way,

Woburn, Massachusetts

Office Lease

Table Of Contents By Articles And Sections

150 Presidential Way,

Woburn, Massachusetts

LEASE EXHIBITS

120 Presidential Way,
Woburn, Massachusetts

OFFICE LEASE

STANDARD FORM

THIS LEASE by and between Woburn MCB I, LLC a Massachusetts limited liability company ("Landlord") having a principal place of business at C/O Eastport Real Estate Services, Inc., 107 Audubon Road, Wakefield, MA 01880, and Biofrontera Inc., a Delaware corporation ("Tenant").

W I T N E S S E T H:

ARTICLE 1
Reference Data and Definitions

1.01 Reference Data

LANDLORD:	Woburn MCB I, LLC
LANDLORD'S ADDRESS: (FOR PAYMENT OF RENT)	Woburn MCB I, LLC C/O Eastport Real Estate Services, Inc. 107 Audubon Road, Suite 2-301 Wakefield, Massachusetts 01880
LANDLORD'S ADDRESS (FOR NOTICE):	Mr. Robert M. Bowen Eastport Real Estate Services, Inc. 107 Audubon Road Wakefield, MA 01880
With a copy to:	Michael J. Novaria, Esq. Rubin and Rudman LLP 53 State Street, 15th Floor Boston, MA 02109
TENANT:	Biofrontera Inc.
TENANT'S ADDRESS (FOR NOTICE):	Biofrontera Inc. 201 Edgewater Drive, Suite 210 Wakefield, MA 01880 Attn: Randall Wilhoite, Chief Operating Officer

PREMISES:	The portion of the Building located on the third floor of 120 Presidential Way, Woburn MA as shown on Exhibit B attached hereto.
RENTABLE AREA OF PREMISES:	10,372 Rentable Square Feet.
TERM COMMENCEMENT DATE:	The Term Commencement Date shall be the date of Substantial Completion (as defined in Exhibit C) of Landlord's Work and delivery of possession of the Premises to Tenant, but in no event prior to June 1, 2019.
RENT COMMENCEMENT DATE:	The Term Commencement Date.
STATED EXPIRATION DATE:	The date which is the last day of the seventy-fifth (75th) full calendar month following the Term Commencement Date.
RENTABLE AREA OF THE BUILDING:	75,634 Square Feet.
BASIC RENT (subject to Section 4.03):	SEE SCHEDULE BELOW

MONTHS	**MONTHLY RENT**	**ANNUAL RENT**
1-75	**$25,169.39**	**$302,032.64**

INITIAL MONTHLY PAYMENT (Basic Rent):	$25,169.39
TAX BASE YEAR:	Fiscal year 2020, with Taxes for such fiscal year adjusted to reflect a fully-occupied Building, if required.
OPERATING EXPENSE BASE:	The Operating Expenses for Calendar Year 2019.
TENANT'S SHARE:	13.71%
SECURITY DEPOSIT:	$75,508.17
PERMITTED USES:	General office uses consistent with comparable office buildings located in the Woburn market,

including, use of a portion of the Premises for a mechanical assembly area.

1.02 General Provisions.

For all purposes of the Lease unless otherwise expressed and provided herein or therein or unless the context otherwise requires:

(a) The words herein, hereof, hereunder and other words of similar import refer to the Lease as a whole and not to any particular article, section or other subdivision of this Lease.

(b) A pronoun in one gender includes and applies to the other genders as well.

(c) Each definition stated in Section 1.01 or 1.03 of this Lease applies equally to the singular and the plural forms of the term or expression defined.

(d) Any reference to a document defined in Section 1.03 of this Lease is to such document as originally executed, or, if modified, amended or supplemented in accordance with the provisions of this Lease, to such document as so modified, amended or supplemented and in effect at the relevant time of reference thereto.

(e) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

(f) All references in Section 1.01 hereof are subject to the specified definitions thereof (if any) in Section 1.03 hereof.

1.03 Terms Defined.

Each term or expression set forth above in Section 1.01 hereof or below in this Section 1.03 has the meaning stated immediately after it.

Additional Rent. All sums which Tenant shall be obligated to pay hereunder other than Basic Rent.

Additional Services. Services provided to Tenant or in respect to the Premises which are in addition to the services described in Exhibit D hereto.

Adjusted Operating Expense Base. The amount determined by multiplying the Operating Expense Base by the Adjustment Factor.

Adjusted Tax Base. The amount determined by multiplying the Tax Base by the Adjustment Factor.

Adjustment Factor. With respect to the First Calendar Year and the Last Calendar Year, the percentage computed by dividing the number of days of each such period falling within the Lease term by 365. For all other calendar years, the Adjustment Factor shall be 100%.

Affiliate. With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, the term "control", when used with respect to any specified Person,

means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled by" have meanings correlative to the foregoing.

Authorizations. All franchises, licenses, permits and other governmental consents issued by Governmental Authorities pursuant to Legal Requirements which are or may be required for the use and occupancy of the Premises or the conduct or continuation of a Permitted Use therein.

Basic Services. The services described in Exhibit D hereto.

Building. The building located at 120 Presidential Way, Woburn, Massachusetts.

Business Day. A day which is not a Saturday, Sunday or other day on which banks in Boston, Massachusetts, are authorized or required by law or executive order to remain closed.

Calendar Year. The First Calendar Year, the Last Calendar Year and each full calendar year (January 1 through December 31) occurring during the Lease Term.

Campus. The MetroNorth Corporate Center, consisting of two (2) office buildings, including the Building, constructed on approximately 13.1 acres of land and containing approximately 222,391 square feet.

Campus Amenities. Collectively, (i) the MetroNorth Café, a full service cafeteria offering fully cooked breakfast, lunches and catering five (5) days a week and open to and available for use by tenants of the Campus and (ii) a fitness center for use by tenants of the Campus.

C.P.I. "Consumer Price Index - All Urban Consumers - (CPI-U) - U.S. City Average - All Items (1982-1984=100)" as published by the U.S. Department of Labor.

Common Areas. All interior and exterior areas devoted to the common use of occupants of the Building or the provision of Services to the Building, including but not limited to all corridors, elevator foyers, air shafts, elevator shafts, and elevators, stairwells and stairs, mechanical rooms, janitor closets, vending areas, driveways, parking areas and other similar facilities for the provision of Services or for the use of all occupants of multi-tenant floors or all occupants of the Building.

Control. As defined in the definition of Affiliate.

Corporation. A corporation, company, association, limited liability company, business trust or similar organization wherever formed.

Default. Any event or condition specified in Article 20 hereof so long as any applicable requirement for the giving of notice or lapse of time or both have not been fulfilled.

Event of Default. Any event or condition specified in (a) Article 20 hereof (if all applicable periods for the giving of notice or lapse of time or both have expired) or (b) in Article 21 hereof.

First Calendar Year. The partial Calendar Year period commencing on the Term Commencement Date and ending on the next succeeding December 31.

Force Majeure. Acts of God, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive Legal Requirements, riots and insurrection, acts of public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, other causes beyond a party's reasonable control, or any act, failure to act or Default of the other party to this Lease; provided, however, lack of money shall not be deemed such a cause.

Governmental Authority. United States of America, the Commonwealth of Massachusetts, the City of Woburn, County of Middlesex, and any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of them.

Insolvency. The occurrence with respect to any Person of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of the property of such Person, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by such Person, or the filing of a petition in bankruptcy or the commencement of any proceedings by or against such Person under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against such a Person and is dismissed within sixty (60) days of the date of such filing or commencement, such events shall not constitute an Insolvency hereunder.

Insurance Requirements. All terms of any policy of insurance maintained by Landlord or Tenant and applicable to (or affecting any condition, operation, use or occupancy of) the Building or the Premises or any part or parts of either and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions).

Land. The land located at 120 Presidential Way, Woburn, Massachusetts, County of Middlesex, Commonwealth of Massachusetts, described in Exhibit A.

Landlord's Work. The work to be done by Landlord with respect to the Premises shown on Exhibit B, described in Section 7.01 and Exhibit C.

Last Calendar Year. The partial Calendar Year commencing on January 1 of the Calendar Year in which the Lease Termination Date occurs and ending on the Lease Termination Date.

Lease Term. The period commencing on the Term Commencement Date and ending on the Lease Termination Date.

Lease Termination Date. The earliest to occur of (1) the Stated Expiration Date, (2) the termination of this Lease by Landlord as the result of an Event of Default, or (3) the termination of this Lease pursuant to Article 17 (Damage or Destruction) or 18 (Eminent Domain) hereof.

Lease Year. A period commencing on the Term Commencement Date (or an anniversary thereof) and ending on the day before the next succeeding anniversary thereof. For example, the first Lease Year is a period commencing on the Term Commencement Date and ending on the day before the first anniversary thereof. The last Lease Year shall end on the Lease Termination Date.

Legal Requirements. All laws, statutes, codes, ordinances (and all rules and regulations thereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other judicial orders of or by any Governmental Authority which may at any time be applicable to the Land, the Building or the Premises or to any condition or use thereof and the provisions of all Authorizations.

Occupancy Arrangement. With respect to the Premises or any portion thereof, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, a tenancy at will, a tenancy at sufferance, or any other arrangement (including but not limited to a license or concession) pursuant to which a Person occupies, or shall have the right to occupy, the Premises for any purpose.

Operating Expenses. All expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the operation and maintenance of the Land and the Building (including all facilities in operation on the Term Commencement Date and such additional facilities which are necessary or beneficial for the operation of the Land and Building) and the provision of Basic Services, including, but not limited to (a) wages, salaries, fees and costs to Landlord of all Persons engaged in connection therewith, including taxes, insurance, and benefits relating thereto; (b) the cost of (i) all supplies and materials, electricity and lighting, (ii) water, heat, air conditioning, and ventilating, (iii) all maintenance, janitorial, and service agreements, (iv) all insurance, including the cost of casualty and liability insurance, (v) repairs, replacements and maintenance, including, without limitation, Landlord's costs and expenses of performing its obligations under Section 8.01 (vi) capital items which are primarily for the purpose of reducing Operating Expenses or which may be required by a Governmental Authority, amortized over the reasonable life of the capital items with the reasonable life and amortization schedule being determined by Landlord in accordance with generally accepted accounting principles (vii) pursuing an application for an abatement of taxes pursuant to Section 6.05 hereof to the extent not deducted from the abatement, if any, received, (viii) independent auditors; (c) management fees at market rate for comparable buildings; and (d) the cost to Landlord of operating, repairing and maintaining exterior common areas and facilities which may not be located entirely on the Land but which may be used for parking or for landscaping, security and maintenance for common roadways and open areas. Operating Expenses shall not include specific costs billed to and paid by specific tenants or any of the other costs identified in Schedule I attached hereto. If during any Calendar Year during the Term, including the Calendar Year serving as the Operating Expense Base, less than ninety-five percent (95%) of the Rentable Area of the Building is occupied, Operating Expenses shall be adjusted by the Landlord to reasonably approximate the Operating Expenses which would be incurred during such Calendar Year if the Building had been at least ninety-five percent (95%) occupied during such Calendar Year. Notwithstanding the foregoing, in no event shall such adjustment in Operating Expenses for a given Calendar Year result in Tenant paying Additional Rent pursuant to Section 6.01 below in an amount in excess of Tenant's Share of the Operating Expenses actually incurred by Landlord during such Calendar Year in excess of the Operating Expense Base. Increases in Operating Expenses shall be capped at 5% on a cumulative but non-compounding basis.

Partial Taking. Any Taking which is not a Total Taking.

Permitted Exceptions. Any liens or encumbrances on the Premises in the nature of (a) liens for taxes assessed but not yet due and payable, (b) easements, reservations, restrictions and rights of way encumbering or affecting the Land on the date of this Lease, (c) the rights of Landlord, Tenant and any other Person to whom Landlord has granted such rights to exercise in common with respect to the Land and the Common Areas the rights granted to Tenant hereunder, (d) mortgages of record, and (e) Title Conditions.

Person. An individual, a Corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

Premises. The space in the Building shown on Exhibit B hereto.

Proceeds. With respect to any Taking or occurrence described in Article 17 hereof, with respect to which any Person is obligated to pay any amount to or for the account of Landlord, the aggregate of (i) all sums payable or receivable under or in respect of any insurance policy, and (ii) all sums or awards payable in respect to a Taking.

Rent. Basic Rent and all Additional Rent.

Rentable Area of the Premises. The number of square feet stated in Section 1.01, subject to adjustment as set forth in Section 2.04. The calculation was made according to the following formula:

(i) On single tenant floors, the usable area measured from the inside surfaces of the outer glass of the Building, plus Tenant's Share of interior Common Areas.

(ii) On multi-tenant floors, the usable area measured from the inside surface of the outer glass of the Building to the midpoint of all demising walls of the space being measured plus the area of each corridor adjacent to and required as the result of the layout of the space being measured, measured from the midpoint of the adjacent demising walls, plus Tenant's Share of interior Common Areas.

Rules and Regulations. Reasonable rules and regulations promulgated by Landlord and uniformly applicable to persons occupying the Building regulating the details of the operation and use of the Building. The initial Rules and Regulations are attached hereto as Exhibit E.

Services. Basic Services and Additional Services.

Stated Expiration Date. The Stated Expiration Date set forth in Section 1.01.

Taking. The taking or condemnation of title to all or any part of the Land or the possession or use of the Building or the Premises by a Person for any public use or purpose or any proceeding or negotiations which might result in such a taking or any sale or lease in lieu of or in anticipation of such a taking.

Taxes. All taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by Governmental Authorities of every kind and nature

whatsoever, extraordinary as well as ordinary, and each and every installment thereof which shall or may during the term of this Lease be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Land or any part thereof or the Building or the Premises, appurtenances or equipment owned by Landlord thereon or therein or any part thereof or on this Lease under or by virtue of all present or future Legal Requirements or a tax based on a percentage, fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described). For purposes of this Lease, to the extent any Taxes are payable in installments, only those installments becoming due and payable during the Lease Term shall be considered Taxes for purposes of this Lease. Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease. If for any year, including the Tax Base Year, Taxes have been reduced or abated, or are subsequently reduced or abated, because of vacancies in the Building, Taxes for such year shall be adjusted by Landlord to reasonably approximate the amount Taxes would have been had such vacancies not existed; provided, however, in no event shall such adjustment result in Tenant paying more than Tenant's Share of the actual Taxes payable by Landlord for such year in excess of the Tax Base Year.

Tenant. As defined in the preamble hereof.

Tenant Delay. Any delay in Substantial Completion of Landlord's Work caused solely by any action or inaction of Tenant.

Tenant's Share. Tenant's Share shall be equal to the Rentable Area of the Premises divided by the Rentable Area of the Building.

Term Commencement Date. The Term Commencement Date stated in Section 1.01.

Title Conditions. All covenants, agreements, restrictions, easements and declarations of record on the date hereof so far as the same may be from time to time in force and applicable, provided Landlord hereby acknowledges and agrees that none of the foregoing impose any additional obligations upon Tenant or impose any additional restrictions or limitations on Tenant's use of the Premises other than those obligations and restrictions or limitations expressly set forth herein.

Total Taking. (i) a Taking of: (a) the fee interest in all or substantially all of the Land or Building or (b) such title to, easement in, over, under or such rights to occupy and use any part or parts of the Land or Building to the exclusion of Landlord as shall have the effect, in the good faith judgment of the Landlord, of rendering the portion of the Land or Building remaining after such Taking (even if restoration were made) unsuitable for the continued use and occupancy of the Building for the Permitted Uses or (ii) a Taking of all or substantially all of the Premises or such title to or easement in, on or over the Premises to the exclusion of Tenant which in the good faith judgment of Tenant prohibits access to the Premises or the exercise by Tenant of any rights under this Lease.

ARTICLE 2
Premises

2.01 Premises.

Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, the Premises, subject to the Permitted Exceptions. Landlord reserves the right to install within or without the Premises pipes, ducts, vents, flues, conduits, wires and appurtenant fixtures which service the Premises and/or other parts of the Building; provided that such work is done in such a manner that it does not unreasonably interfere with Tenant's use of the Premises, that Landlord notifies Tenant in advance of the need to access the Premises to perform such work (except in the event of an emergency) and that Tenant shall have the right to have a representative of Tenant present during the performance of any such work in the Premises.

2.02 Appurtenances.

Tenant, in common with others entitled thereto from time to time, may use the Common Areas for the purposes for which they were designed.

Landlord reserves the right, from time to time, to grant easements affecting the Land, to change or alter the boundaries of the Land and to alter, and grant to others the right to use, the entrances, parking areas and driveways on the Land, all for purposes of developing and using properties adjacent to the Land, so long as the same do not unreasonably interfere with Tenant's use of the Common Areas or access to the Building or reduce the number of parking spaces available for Tenant.

2.03 Reservations By Landlord.

Landlord reserves the right, exercisable at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability therefor or otherwise affecting Tenant's obligations under this Lease, to make changes, alterations, additions, improvements, repairs or replacements to the Building and the Common Areas as long as such work does not unreasonably interfere with Tenant's use of the Premises for the Permitted Uses or with Tenant's access to the Building and the Premises or cause the Building or the Common Areas to be in violation of any applicable Legal Requirements, including, without limitation, elimination of Common Areas and changing the size, arrangement and location of, and eliminating, entrances, lobbies, driveways, parking areas, doors, corridors, elevators, stairs and restrooms.

ARTICLE 3
Term

3.01 Term Commencement.

The Lease Term shall commence on the Term Commencement Date as stated in Section 1.01. In the event that the Term Commencement Date has not occurred on or before August 1, 2019 (which date shall be extended by any Tenant Delay), then the Rent Commencement Date shall be extended one (1) day for each day after said date until the Term Commencement Date has occurred. In the event that the Term Commencement Date has not occurred on or before October 31, 2019 (which date shall be extended by any Tenant Delay), then Tenant shall have the right to

terminate this Lease, by written notice to Landlord at any time before the Term Commencement Date has occurred.

3.02 Termination.

The Lease Term shall end on the Lease Termination Date.

3.03 Early Access.

Landlord shall, at no cost to Tenant, provide Tenant with access to the Premises at least thirty (30) days prior to the Term Commencement Date for the purpose of installing furniture, fixtures, and equipment.

ARTICLE 4
Rent

4.01 Basic Rent.

Commencing on the Rent Commencement Date, Tenant shall pay Landlord for the Premises, without offset or deduction (except as otherwise expressly provided herein) and without previous demand therefor, the Basic Rent as annual rent for each Lease Year. Basic Rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the Lease Term. The first installment of Basic Rent shall be made upon lease execution. Basic Rent for partial months at the beginning or end of the Lease Term shall be pro-rated.

4.02 Computation of Basic Rent.

The Basic Rent for each Lease Year shall be stated in Article 1.01 hereof.

Basic Rent shall be exclusive of (and in addition to) amounts due hereunder for Taxes and Operating Expenses.

4.03 Annual Adjustment of Basic Rent. In accordance with the Rent schedule stated in Section 1.

ARTICLE 5
Use of Premises

5.01 Use Restricted.

The Premises may be used for the Permitted Uses and for no other purpose. No improvements may be made in or to the Premises except as otherwise provided in this Lease.

5.02 Rules and Regulations.

Tenant shall comply with the Rules and Regulations established from time to time by Landlord; provided, however, Landlord shall provide Tenant with written notice of any new Rules and Regulations at least ten (10) Business Days prior to such new Rules and Regulations taking

effect. Landlord shall not be liable to Tenant for (a) the failure of other tenants to comply with such Rules and Regulations, (b) the failure of other tenants to comply with any term or provision of their respective leases or (c) any nuisance or wrongful, negligent, improper, offensive or unlawful act or omission of any such other tenant. In the event of any conflict between any such Rules and Regulations and the terms of this Lease, the terms of this Lease shall control.

ARTICLE 6
Taxes; Operating Expenses; Estimated Cost of Electrical Services

6.01 Expenses and Taxes.

If with respect to any Calendar Year, Tenant's Share of (a) Operating Expenses exceed the Adjusted Operating Expense Base (subject to the limitation on increases in Operating Expenses set forth in the definition of "Operating Expenses" in Section 1.03 above) or (b) Taxes exceed the Adjusted Tax Base (whether as the result of an increase in rate or assessment or both), Tenant shall pay to Landlord the amount of each such excess. Any amount due with respect to this Section 6.01 shall be due on the date which is thirty (30) days after receipt by the Tenant of the statement described in Section 6.02 hereof.

6.02 Annual Statement of Additional Rent Due.

Within ninety (90) days following the end of each Calendar Year during the Lease Term, Landlord shall render to Tenant a statement in line-item detail in accordance with GAAP consistently applied throughout the Lease Term, setting forth (i) the actual amount of Operating Expenses and Taxes for the preceding the Calendar Year and the actual amount of Tenant's Share of such Operating Expenses and Taxes for such Calendar Year and (ii) for the then current Calendar Year, an estimate for (a) Operating Expenses (b) Taxes and (c) Tenant's obligation under Section 6.01.

6.03 Monthly Payments of Additional Rent.

Tenant shall pay to Landlord in advance for each calendar month of the Lease Term falling between receipt by Tenant of the statement described in Section 6.02 and receipt by Tenant of the next such statement, as Additional Rent, an amount equal to 1/12th of Tenant's estimated obligation under Section 6.01 shown thereon. The amount due under this Section 6.03 shall be paid with Tenant's monthly payments of Basic Rent and shall be credited by Landlord to Tenant's obligations under Section 6.01. If the total amount paid hereunder exceeds the amount due under such Section, such excess shall be credited by Landlord against the monthly installments of Additional Rent next falling due or shall be refunded to Tenant upon the expiration or termination of this Lease.

6.04 Accounting Periods; Audit Rights.

Landlord shall have the right from time to time to change the periods of accounting hereunder to any other annual period than a Calendar Year, and upon any such change, all items referred to in this Article 6 shall be appropriately apportioned. In all statements rendered under Section 6.02, amounts for periods partially within and partially without the accounting periods

shall be appropriately apportioned, and any items which are not determinable at the time of a statement shall be included therein on the basis of Landlord's estimate and with respect thereof Landlord shall render to Tenant promptly after determination a supplemental statement and appropriate adjustment shall be made according thereto.

Tenant, within one hundred twenty (120) days **(time is of the essence)** following the delivery to the Tenant of any Landlord's statement of aforesaid, by giving written notice to the Landlord, shall have the right to question the correctness of such Landlord's statement or the amount or propriety of any item contained therein; if Tenant fails to timely deliver such written notice, Tenant waives any right thereafter to question the correctness of such Landlord's statement or the amount or propriety of any item contained therein. The Tenant's notice shall set forth, in reasonable detail, the particular respects in which the Landlord's statement is believed to be incorrect. Following receipt by Landlord of said Tenant's notice, Tenant may audit Landlord's Operating Expenses in order to verify the accuracy of the charges.

Furthermore, in the event Tenant's Share of Operating Expenses increases more than five percent (5%) in any Lease Year, Tenant may audit Landlord's Operating Expenses in order to verify the accuracy of the charges provided that:

(i) Tenant has made timely payments, without prejudice to Tenant's position, of Additional Rent when due.

(ii) Such audit will be conducted only during regular business hours at the office where Landlord maintains expense records and only after Tenant gives Landlord fourteen (14) days' notice.

(iii) Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant.

(iv) No audit shall be conducted at any time that Tenant is in default (beyond any applicable notice or cure period) of any of the terms of the Lease.

(v) No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.

(vi) Such audit must be conducted by an independent nationally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis.

(vii) The audit must commence within one hundred (120) days (time is of the essence) following the delivery to Tenant of Landlord's statement.

(viii) Tenant must deliver to Landlord a signed confidentiality agreement prepared by Landlord in its reasonable discretion.

If any audit by Tenant reveals that Landlord's statement overstated the Operating Expense Additional Rent charge, then the Landlord promptly shall pay to the Tenant the amount of the Tenant's overpayment with interest at the rate set for in Section 22.06 from the date of overpayment until the date the Landlord reimburses the Tenant for the same. If no such payment is made, the Tenant shall be entitled to credit such amount against the monthly installment(s) of Basic Rent next falling due under this Lease, or, if the Lease Term has expired, such amount shall be promptly refunded by the Landlord to the Tenant.

6.05 Abatement of Taxes.

Landlord may at any time and from time to time make application to the appropriate Governmental Authority for an abatement of Taxes. If (i) such an application is successful for reasons other than the existence of vacancies in the Building and (ii) Tenant has made any payment in respect of Taxes pursuant to this Article 6 for the period with respect to which the abatement was granted, Landlord shall (a) deduct from the amount of the abatement all expenses incurred by it in connection with the application, (b) recompute Tenant's obligation with respect to Taxes under Section 6.01 and refund any overpayment to Tenant and (c) retain the balance, if any.

6.06 Intentionally Omitted.

6.07 Intentionally Omitted.

6.08 Late Payment of Rent and Late Charges.

Tenant's failure to pay Rent, Additional Rent, or any other Lease costs when due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by any ground lease, mortgage, or deed of trust encumbering the Land or Building.

Therefore, if Landlord does not receive the Rent, Additional Rent, or any other Lease costs in full within ten (10) days of its due date, Tenant shall pay Landlord a late charge, which shall constitute liquidated damages, equal to five percent (5%) of each unpaid portion ("Late Charge"), which shall be paid to Landlord together with such Rent, Additional Rent, or other Lease costs then in arrears. Notwithstanding the foregoing, Landlord shall not assess a Late Charge with respect to the first two (2) occurrences of any late payment of Rent, Additional Rent, or any other Lease costs within any twelve (12) month period, provided Tenant makes the applicable payment within five (5) Business Days after delivery of written notice of such late payment by Landlord.

The parties agree that such Late Charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of such late payment.

For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay both a Late Charge (if applicable) and a returned check charge ("Returned Check Charge") of an amount equal to that charged by Landlord's bank at the time.

All Late Charges and any Returned Check Charge shall then become Additional Rent and shall be due and payable immediately along with such other Rent, Additional Rent, or other Lease costs then in arrears.

Money paid by Tenant to Landlord shall be applied to Tenant's account in the following order: (i) to any unpaid Additional Rent, including, without limitation, Late Charges, Returned Check Charges, legal fees and/or court costs legally chargeable to Tenant, Operating Expenses and Taxes; and then (ii) to unpaid Basic Rent.

Nothing herein contained shall be construed so as to compel Landlord to accept any payment of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge should Landlord elect to apply its rights and remedies available under this Lease or at law or in equity in the case of an Event of Default hereunder by Tenant. Landlord's acceptance of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge pursuant to this clause shall not constitute a waiver of Landlord's rights and remedies available under this Lease at law or in equity.

ARTICLE 7
Improvements, Repairs, Additions, Replacements

7.01 Preparation of the Premises.

Except as provided in Exhibit C, the Premises shall be leased in its present "as is" condition, and Landlord shall have no obligation to perform any work or construction in the Premises to prepare it for Tenant's occupancy.

7.02 Alterations and Improvements.

Tenant shall not make alterations or additions to the Premises without Landlord's prior written approval and then only in accordance with plans and specifications therefor first approved by Landlord. Notwithstanding the foregoing, Tenant shall have the right, without Landlord's prior written approval but with advanced notice to Landlord, to make alterations or additions to the Premises that are non-structural in nature and do not impact any base Building systems and that do not exceed $50,000.00 in any one instance ("Permitted Alterations"). Tenant shall not hang shades, curtains, signs, awnings or other materials to or make any change in the appearance of any glass visible from outside of the Premises or add any window treatments of any kind, without Landlord's prior written consent. Without limitation, Landlord may withhold approval of any alterations or additions requiring Landlord's consent hereunder which would (b) require unusual expense to readapt the Premises to normal office use upon termination of this Lease or increase (i) the cost of (a) construction or (b) insurance or (ii) Taxes. All alterations and additions shall be part of the Premises; however, for alterations and additions requiring Landlord's consent, Landlord may, as a condition to granting such consent, require that Tenant remove such alterations and additions upon the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Premises or interfere with Building operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord. Except for work done by or through Landlord, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance with limits as Landlord may reasonably require, but in no event less than $1,000,000.00 and property damage insurance with limits of not less than $1,000,000.00 and have deductibles of no more than $5,000.00 (all such insurance to be written by companies approved by Landlord and insuring Tenant and Landlord and its managing

agent and its mortgagees, as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens therewith to attach to the Premises and immediately to discharge any such liens which may so attach. Any work performed by Tenant, its agents, employees or independent contractors in the Premises shall be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements.

7.03 Maintenance.

Except for Landlord's obligations under Section 8.01, Tenant shall, at all times during the Lease Term, and at its own cost and expense, (i) keep and maintain the Premises in good repair and condition (ordinary wear and tear and damage by fire or casualty only excepted) and (ii) use all reasonable precautions to prevent waste, damage or injury thereto.

7.04 Redelivery.

On the Lease Termination Date, without limiting its other obligations under this Lease, Tenant shall surrender all keys to the Premises, remove any signage installed by Tenant in the interior of the Premises and remove all of its trade fixtures which in Tenant's sole discretion, it elects to remove. Tenant shall, subject to the provisions of Articles 17 and 18 hereof, surrender the Premises to Landlord broom clean and in good condition and repair with ordinary wear and tear and damage by fire or casualty only excepted. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as it shall determine.

ARTICLE 8
Building Services

8.01 Building Services; Campus Amenities; Maintenance.

Landlord shall furnish, or cause to be furnished, during the Lease Term the Basic Services. Landlord may at any time make any changes, additions, and replacements to the Campus, including the Common Areas, that it considers desirable. In so doing, Landlord (i) may use or temporarily close any of the Common Areas, relocate any portion of the Common Areas, or permanently change their configuration, provided Landlord maintains at all times sufficient parking for and access to the Building, and (ii) shall use reasonable efforts to minimize interference with Tenant's normal activities, but no such interference shall constitute constructive eviction or give rise to any abatement of rent or liability of Landlord to Tenant.

Landlord shall ensure that the Campus Amenities are available for Tenant's use throughout the Lease Term (including the Extension Term, if applicable) at no additional charge to Tenant or its employees. If any of the Campus Amenities become unavailable for Tenant's use at any time during the Lease Term for any reason, Landlord will utilize commercially reasonable efforts to again make such Campus Amenities available for Tenant's use as soon as possible following the interruption of the availability of such Campus Amenities for Tenant's use. Notwithstanding the foregoing, however, Tenant acknowledges and agrees that Landlord shall not be in breach of its obligation to provide Tenant with access to and use of the Campus Amenities pursuant to this

Section 8.01 (i) during any period that the Campus Amenities are unavailable as a result of the occurrence of a casualty or condemnation, (ii) during any period that the Campus Amenities are undergoing any alterations or modifications or are being relocated from their current locations on Campus to alternate locations on Campus, provided any such alterations or modifications or such relocation is completed in a diligent and timely manner, and (iii) to the extent the Campus Amenities are operated by third party operators on behalf of Landlord, during any period that the Campus Amenities are unavailable as a result of a change in such third party operators, provided any such change shall be completed in a diligent and timely manner.

Subject to Articles 17 and 18, Landlord shall maintain and repair (and, if necessary, replace) the Common Areas, exterior walls (including exterior glass and doors but exclusive of the interior surface of the exterior walls, which interior surface Tenant shall maintain and repair), roof, foundation, structural supports of the Building and all base Building systems, including the heating, plumbing, electrical, air-conditioning and mechanical systems, such that the same remain in good condition and repair throughout the Lease Term. All maintenance and repairs (and, if necessary, replacements) required to be made by Landlord shall be made by Landlord within a reasonable period of time (depending on the nature of the required maintenance, repair or, if necessary, replacement) after Landlord receives written notice from Tenant or Landlord first obtains actual knowledge of the need for such maintenance or repair (or, if necessary, replacement).

8.02 <u>Other Janitors.</u>

No persons shall be employed by Tenant to do janitorial work in the Premises and no persons other than the janitors of the Building shall clean the Premises unless Landlord shall give its written consent thereto. Any person employed by Tenant with Landlord's consent to do janitorial work shall, while in the Building, either inside or outside the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as agent or servant of said superintendent or of Landlord).

8.03 <u>Additional Services.</u>

Tenant will pay the Landlord a reasonable charge for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant and for any Additional Services rendered at the request of Tenant. If the cost of cleaning the Premises shall be increased due to the installation in the Premises, at Tenant's request, of any unique or special materials, finish or equipment, Tenant shall pay the Landlord an amount equal to such increase in cost. All charges for Additional Services shall be due and payable within ten (10) Business Days of the date on which they are billed.

8.04 <u>Limitations on Landlord's Liability.</u>

Landlord shall not be liable in damages, and not in default hereunder, for any failure or delay in complying with its obligations hereunder, including, without limitation, furnishing electricity, any Basic Service or Additional Service, when such failure or delay is occasioned by Force Majeure or by the act or Default of Tenant. No such failure or delay shall be held or pleaded as eviction or disturbance in any manner whatsoever of Tenant's possession or give Tenant any right to terminate this Lease or give rise to any claim for set-off or any abatement of Rent or of any of

Tenant's obligations under this Lease. If, however, (i) Landlord fails to provide any essential services required to be provided by Landlord under this Lease and within Landlord's control, (ii) such failure is the fault of Landlord and (iii) as a result of such failure, Tenant is unable to utilize all or any portion of the Premises for Tenant's business for a period in excess of two (2) consecutive Business Days, then commencing on the third (3rd) Business Day following such failure and continuing until such essential services are restored, the Rent payable hereunder shall be proportionately abated based upon the rentable area of the affected portion of the Premises.

8.05 Electric Service.

Electricity is separately metered for the Premises. Tenant, at its expense, shall obtain electricity from such source or sources as Landlord shall designate from time to time as the electricity source or sources for the Building, and Landlord shall have no obligation to furnish electricity to the Premises. Tenant shall pay, directly to the sources(s) furnishing the same, all charges for electrical services to the Premises promptly when due.

ARTICLE 9
Tenant's Particular Covenants

9.01 Pay Rent.

Tenant shall pay when due all Rent and all charges for utility services rendered to the Premises not included in Rent and, as further Additional Rent, all charges charged by Landlord for Additional Services.

9.02 Occupancy of the Premises.

Tenant shall occupy the Premises from the Term Commencement Date for the Permitted Uses only. Tenant shall not (i) injure or deface the Premises or the Building, (ii) install any sign in or on any window, demising wall or Common Area, (iii) permit in the Premises any flammable fluids or chemicals not reasonably related to the Permitted Uses nor (iv) permit nuisance or any use thereof which is improper, offensive, contrary to any Legal Requirement or Insurance Requirement or liable to render necessary any alteration or addition to the Building.

Tenant shall not permit any noise, vibration or odor to emit from the Premises which in Landlord's sole but reasonable discretion is offensive or inappropriate for a first class office Building.

9.03 Safety.

Tenant shall keep the Premises equipped with all safety appliances required by Legal Requirements or Insurance Requirements because of any use made by Tenant. Tenant shall procure all Authorizations so required because of such use and, if requested by Landlord, shall do any work so required because of such use, it being understood that the foregoing provision shall not be construed to broaden in any way the Permitted Uses.

9.04 Equipment.

Tenant shall not place a load upon the floor of the Premises exceeding the live load for which the floor has been designed for fifty (50) pounds per square foot; and shall not move any safe or other heavy equipment in, about or out of the Premises except in such a manner and at such a time as Landlord shall in each instance authorize. Tenant shall isolate and maintain all of Tenant's machines and mechanical equipment which cause or may cause air-borne or structure-borne vibration or noise, whether or not it may be transmitted to any other premises so as to eliminate such vibration or noise.

9.05 Electrical Equipment.

Tenant shall not, without prior written notice to Landlord in each instance connect to the Building electric distribution system anything other than normal office equipment. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of the Premises.

9.06 Pay Taxes.

Tenant shall pay promptly when due all Taxes upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomsoever assessed, subject to Tenant's right to contest such Taxes in accordance with the procedures of the applicable Governmental Authority levying such Taxes.

ARTICLE 10
Requirements of Public Authority

10.01 Legal Requirements.

Tenant shall, at its own cost and expense, promptly observe and comply with all Legal Requirements applicable to Tenant's use of the Premises for the Permitted Uses. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article 10. The Landlord shall not be responsible or liable for any loss or interruption of Tenant's business, or any costs of compliance, caused by the enforcement of any Legal Requirements which are related to Tenant's use of the Premises for the Permitted Uses or the Common Areas.

Subject to Tenant's obligations set forth hereinabove, Landlord shall ensure that the Building and Common Areas are in compliance with all applicable Legal Requirements, including, without limitation, all applicable life safety requirements throughout the Lease Term.

Tenant shall not dump, flush, or in any way introduce any Hazardous Substances or any other toxic substances into the septic, sewage or other waste disposal system or generate, store or dispose of Hazardous Substances in or on the Premises or the Land, or dispose of Hazardous Substances from the Premises or the Land to any other location without the prior written consent

of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C.§6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C., as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21E, as amended, and all other applicable codes, regulations, ordinances and laws. Tenant shall notify Landlord of any incident which would require the filing of a notice under M.G.L. c.21E and shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises or the Land. "Hazardous Substances" as used in this Section shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 and regulations adopted pursuant to such Act.

Landlord may, if it so elects, make any of the repairs, alterations, additions or replacements which otherwise would be Tenant's responsibility under this Section which affect the Building structure or the Building systems, and Tenant shall reimburse Landlord for the cost thereof within twenty (20) days of Landlord's invoice therefor.

Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any Hazardous Substance maintained on the Premises by Tenant.

Notwithstanding the foregoing, nothing in this Section shall be deemed to prevent Tenant from using, storing and disposing of typical office products and household type cleaning products, provided Tenant does so in accordance with all applicable Legal Requirements.

10.02 Contests.

Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant or Landlord (if legally required), or both (if legally required), without cost, expense, liability or damage to Landlord, the validity or application of any Legal Requirement and, if compliance with any of the terms of any such Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding.

ARTICLE 11
Covenant Against Liens

11.01 Mechanics' Liens.

Landlord's right, title and interest in the Premises, the Land or the Building shall not be subject to or liable for liens of mechanics or materialmen for work done on behalf of Tenant in connection with improvements to the Premises. Notwithstanding such restriction, if because of any act or omission of Tenant, any mechanics' lien or other lien, charge or order for payment of money shall be filed against any portion of the Premises or the Land or the Building, Tenant shall, at its own cost and expense, cause the same to be discharged of record (either by payment or by the posting of a bond or other form of security in accordance with applicable Legal Requirements) within fifteen (15) Business Days after Tenant's receipt of notice of the filing thereof.

11.02 Right to Discharge.

Without otherwise limiting any other remedy of Landlord for default hereunder, if Tenant shall fail to cause such liens to be discharged of record as provided in Section 11.01 above within the aforesaid fifteen (15) Business Day period, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged shall constitute Additional Rent.

ARTICLE 12
Access to Premises

12.01 Access.

Upon reasonable prior notice to Tenant (except in the case of emergency), Landlord or Landlord's agents and designees shall have the right, but not the obligation, to enter upon the Premises at all reasonable times during ordinary business hours to examine same and to exhibit the Premises to prospective purchasers, mortgagees, and, during the last nine (9) months of the Lease Term, tenants. Landlord shall use commercially reasonable efforts not to disturb Tenant's use of the Premises, and Tenant shall have the right to have a representative of Tenant accompany such parties while they are on the Premises.

ARTICLE 13
Assignment and Subletting: Occupancy Arrangements

13.01 Subletting and Assignment.

Tenant shall not enter into any Occupancy Arrangement, either voluntarily or by operation of law without the prior consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, in no event shall Tenant enter into negotiations to sublet all or any part of the Premises or to assign this Lease, offer to so sublet or assign or so sublet or assign to any tenant of the Building or to any party with whom Landlord is then negotiating with respect to space in the Building provided Landlord has comparable space in the Building then available.

If Tenant intends to enter into an Occupancy Arrangement, Tenant shall so notify Landlord in writing, stating the name of (and providing a financial statement with respect to) the Person whom Tenant intends to enter into such Occupancy Arrangement, the exact terms of such Occupancy Arrangement and a precise description of the portion of the Premises intended to be subject thereto and requesting Landlord's consent thereto. Within fifteen (15) days of receipt of such writing, Landlord shall either consent to such Occupancy Arrangement or deny consent to such Occupancy Arrangement. If Landlord does not timely respond to Tenant's request for consent to a proposed Occupancy Arrangement, Landlord shall be deemed to have consented to such Occupancy Arrangement. The Landlord shall not be deemed to be unreasonable in denying its consent to any proposed assignment or subletting by the Tenant if the business of the proposed assignee or subtenant is not consistent with the image and character which the Landlord desires to promote for the Building.

If the Landlord consents (or is deemed to have consented) to such Occupancy Arrangement, Tenant shall (i) enter into such Occupancy Arrangement on the exact terms described to Landlord within thirty (30) days of Landlord's consent (or deemed consent) or comply again with the terms of this Section and (ii) remain liable for the payment and performance of the terms and covenants of this Lease. If Tenant enters into such an Occupancy Arrangement, Tenant shall pay to Landlord when received fifty percent (50%) of the excess, if any, of amounts received in respect of such Occupancy Arrangement over the Rent, after first deducting for such amounts all costs and expenses incurred by Tenant in connection with its entering into such Occupancy Arrangement, including, without limitation, brokerage fees and attorneys' fees. For the purpose of the preceding sentence, amounts received by Tenant in respect of such Occupancy Arrangement shall be deemed to include (a) any costs assumed or paid by the subtenant thereunder (such as brokerage commissions, tenant improvements and other expenses) which normally are paid by landlords or sub-landlords in comparable transactions and (b) any sums paid for the sale, rental or use of any of Tenant's personal property (in the case of a sale only, reduced by Tenant's depreciated basis thereof for federal income tax purposes).

If Tenant's stock is not publically held, the provisions of this Section 13.01 shall apply to a transfer (by one or more transfers) of a majority of the stock or other ownership interests of Tenant as if Tenant had entered into an Occupancy Arrangement. The provisions of this Section 13.01 shall not apply to (and Landlord's consent shall not be required for) transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a tangible net worth computed in accordance with generally accounting principles at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof satisfactory to Landlord of such tangible net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting.

ARTICLE 14
Indemnity

14.01 Tenant's Indemnity.

To the fullest extent permitted by law, Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable counsel fees, arising from injury to person or property sustained by anyone in and about the Building or the Premises or the Land by reason of an act or omission of Tenant, or Tenant's officers, agents, servants, employees, contractors, sublessees or invitees. Tenant shall, at its own cost and expense, defend any and all suits or actions (just or unjust) in which Landlord may be impleaded with others upon any such above mentioned matter, claim or claims, except as may result from the negligence or willful misconduct of Landlord or its officers, agents, servants, employees or contractors. All merchandise, furniture, fixtures and property of every kind, nature and description of Tenant or Tenant's employees, agents, contractors, invitees, visitors, or guests which may be in or upon the Premises, the Land or the Building during the Lease Term shall be at the sole risk and

hazard of Tenant, and if the whole or any part thereof shall be damaged, destroyed, stolen or removed by reason of any cause or reason whatsoever, other than the negligence or willful misconduct of Landlord, no part of said damage or loss shall be charged to or borne by Landlord.

14.02 Landlord's Indemnity.

To the fullest extent permitted by law, Landlord shall indemnify and save harmless Tenant from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable counsel fees, arising from injury to person or property sustained by anyone in and about the Building or the Land by reason of an act or omission of Landlord, or Landlord's officers, agents, servants, employees and contractors. Landlord shall, at its own cost and expense, defend any and all suits or actions (just or unjust) in which Tenant may be impleaded with others upon any such above mentioned matter, claim or claims, except as may result from the negligence or willful misconduct of Tenant or its officers, agents, servants, employees, contractors, sublessees or invitees.

ARTICLE 15
Insurance

15.01 Liability Insurance.

Tenant shall maintain, at its expense, in force during the Lease Term, commercial general liability insurance in a good and solvent insurance company or companies licensed to do business in the Commonwealth of Massachusetts, selected by Tenant, and reasonably satisfactory to Landlord, and in an amount reasonably required by Landlord from time to time but in any event not less than Five Million Dollars ($5,000,000.00) with respect to injury or death to any one person and Five Million Dollars ($5,000,000.00) with respect to injury or death to more than one person in any one accident or other occurrence and Five Million Dollars ($5,000,000.00) with respect to damage to property. Such policy or policies shall include Landlord and Landlord's managing agent and mortgagees as additional insureds and may provide for commercially reasonable deductibles.

Tenant shall also maintain in force during the Lease Term worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises.

15.02 Casualty Insurance.

Tenant shall cause its improvements to the Premises to be insured for the benefit of Landlord and Tenant, as their respective interests may appear, against loss or damage under all risk coverage satisfactory to Landlord in an amount equal to the replacement value thereof, subject to commercially reasonable deductibles. Certificates thereof shall be delivered to Landlord. Landlord shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under Tenant's insurance.

15.03 Certificates.

Tenant agrees to deliver to Landlord certificates of the insurance required under Sections 15.01 and 15.02 as of the date hereof and thereafter not less than thirty (30) days prior to the expiration of any such policy. Such insurance shall not be cancelable without thirty (30) days' written notice to Landlord.

15.04 Landlord's Insurance.

During the Lease Term, Landlord shall, at its sole cost and expense (which shall be included in Operating Expenses), maintain all risk coverage on the Building and Common Areas in an amount equal to the full replacement value thereof and commercial general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Building (including the Common Areas). All such insurance shall be maintained with a good and solvent insurance company or companies licensed to do business in the Commonwealth of Massachusetts and selected by Landlord.

ARTICLE 16
Waiver of Subrogation

16.01 Waiver of Subrogation.

All property insurance policies carried by either party covering the Premises and the Building, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer to make any claim against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement.

16.02 Waiver of Rights.

Each Landlord and Tenant, on behalf of itself and its insurers, hereby waives all claims, causes of action and rights of recovery against the other and the other's respective partners, agents, officers and employees, for any damage to or destruction of property or business which shall occur on or about the Land or the Building and shall result from any of the perils insured under any and all policies of insurance maintained by the waiving party, regardless of cause, including the negligence and intentional wrongdoing of either party and their respective agents, officers and employees but only to the extent of recovery, if any under such policy or policies of insurance; provided however, that this waiver shall be ineffective in the event any such insurer would be relieved from the obligation to make payment pursuant to a policy of insurance by reason of this waiver.

ARTICLE 17
Damage or Destruction

17.01 Substantial Damage.

If the Building or any part thereof shall be damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building shall, in Landlord's sole but reasonable opinion, be required (whether or not the Premises shall have been damaged) or if all or any portion of the insurance proceeds are applied to the mortgage debt or if the net insurance proceeds available

to Landlord are insufficient to restore, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. If this Lease is so terminated, Rent shall be abated as of the date of such damage.

17.02 Restoration.

If Landlord does not terminate this Lease pursuant to Section 17.01, Landlord shall, after receipt by Landlord of the Proceeds payable in respect of such fire or other casualty, proceed with reasonable diligence to repair and restore the Building (subject to Force Majeure), including, if applicable, the Premises, to substantially the same condition in which it was immediately prior to the occurrence of the casualty. Landlord may, but shall not be required to, repair or restore any alterations or improvements made to the Premises by Tenant, and, if Landlord elects to do so, Tenant shall make available to Landlord all insurance proceeds relating thereto. Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings or fixtures or equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage to the Premises or the repair thereof, except that, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy. Notwithstanding anything contained in this Section 17.02 to the contrary, in the event Landlord fails to complete any repair or restoration work for which Landlord is responsible within one hundred eighty (180) days after Landlord's receipt of the Proceeds payable in respect of such fire or other casualty, Tenant shall thereafter have the right to terminate this Lease upon written notice given by Tenant to Landlord at any time prior to the date that Landlord completes such repair or restoration work.

ARTICLE 18
Eminent Domain

18.01 Total Taking.

If the Premises or the Building should be the subject of a Total Taking, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority.

18.02 Partial Taking.

If there shall occur a Partial Taking, Rent shall be abated by an amount representing that part of the Rent properly allocable to the portion of the Premises so taken and Landlord shall, at Landlord's sole expense, proceed with reasonable diligence to restore and reconstruct the Building (to the extent of the net proceeds made available to Landlord) and the Premises to substantially their former condition to the extent that the same, in Landlord's judgment, may be feasible. The Landlord shall have no liability for interruption of Tenant's business. Notwithstanding anything contained in this Section 18.02 to the contrary, in the event Landlord fails to complete any required restoration and reconstruction work within one hundred eighty (180) days after Landlord's receipt of the Proceeds payable in respect of such Partial Taking, Tenant shall thereafter have the right to terminate this Lease upon written notice given by Tenant to Landlord at any time prior to the date that Landlord completes such required restoration and reconstruction work.

18.03. Awards and Proceeds.

All Proceeds payable in respect of a Taking shall be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such Proceeds, provided that Tenant shall be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures but only if such a separate award will not diminish the amount of Proceeds payable to Landlord.

ARTICLE 19
Quiet Enjoyment

19.01 Landlord's Covenant.

Provided that an Event of Default has not occurred and is not then continuing, Tenant shall, subject to the Permitted Exceptions, quietly have and enjoy the Premises during the Lease Term, without hindrance or molestation from any Person lawfully claiming by, through or under Landlord.

19.02 Superiority of Lease: Option to Subordinate.

At any time and from time to time, Landlord shall have the option to subordinate this Lease to any mortgage of the Premises provided that the holder of record thereof enters into a non-disturbance agreement with Tenant in such holder's customary form or, if specified by Landlord, in the form of Exhibit G hereto. Tenant agrees to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 19.02.

19.03 Notice to Mortgagee.

No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give rise to Tenant's rights, and (ii) such mortgagees, after receipt of such notice, have had the opportunity to cure such default within a reasonable time thereafter; but nothing contained in this Section 19.03 shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition. "Reasonable time" as used above shall mean a period of not less than thirty (30) days and shall include (but not be limited to) a reasonable time to obtain possession of the Building if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist. Landlord represents and warrants that, as of the date this Lease is executed by the parties hereto, there are no mortgages encumbering the Building and/or the Land.

19.04 Other Provisions Regarding Mortgagees.

If this Lease or the Rent due hereunder is assigned to a mortgagee as collateral security for a loan, no such mortgagee shall be deemed to have assumed any of Landlord's obligations hereunder solely as a result of said assignment. A mortgagee to whom this Lease has been so assigned shall be deemed to have assumed such obligations only if (i) by the terms of the instrument of assignment such mortgagee specifically elects to assume such obligations or (ii) such

mortgagee has (a) foreclosed its mortgage, (b) accepted a deed in lieu thereof, or (c) taken possession of the Premises by entry or otherwise. Even if such mortgagee assumes the obligations of Landlord hereunder, (i) any such obligation under Section 24.01 to return the Security Deposit to the Tenant shall be limited to the amount actually received by the mortgagee with respect thereto, and (ii) such mortgagee will be liable for breaches of any of Landlord's obligations hereunder only to the extent such breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in lieu thereof) (provided the foregoing shall not be deemed to relieve such mortgagee from the obligation to cure any defaults by Landlord that are of an ongoing nature), all as set forth in Section 25.09 hereof.

ARTICLE 20
Defaults; Events of Default

20.01 Defaults.

The following shall, if any requirement for notice or lapse of time or both has not been met, constitute Defaults, and, if such requirement for notice or lapse of time have been met, constitute Events of Default hereunder:

(1) Occurrence of any event set forth in Article 21 hereof;

(2) The failure of Tenant to pay Rent when the same shall be due and payable and the continuance of such failure for a period of five (5) Business Days after receipt by Tenant of notice in writing from Landlord specifying such failure;

(3) The failure of Tenant to observe any covenant made by it in Sections 13.01 or 25.03 hereof;

(4) The failure of Tenant to observe any covenant made by it pursuant to Article 15 hereof and the continuance of such failure for a period of three (3) Business Days after receipt by Tenant of notice in writing from Landlord specifying such failure;

(5) The failure of Tenant to keep, observe or perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept, observed or performed and the continuance of such failure without the curing of same for a period of thirty (30) days after receipt by Tenant of notice in writing from Landlord specifying in reasonable detail the nature of such failure, subject to Section 20.02 below.

20.02 Tenant's Best Efforts.

In the event that the Default under Section 20.01(5) is of such a nature that it cannot be cured within such thirty (30) day period, then such Default shall not be deemed to be an Event of Default so long as Tenant, after receiving such notice, proceeds to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. No such Default shall be deemed to be an Event of Default if and so long as Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by reason of Force Majeure.

ARTICLE 21
Insolvency

21.01 Insolvency.

If (1) there occurs with respect to Tenant an Insolvency or (2) any execution or attachment is issued against Tenant or any of its property and as a result thereof the Premises are taken or occupied by some Person other than the Tenant, except as may herein be permitted, then an Event of Default hereunder shall be deemed to have occurred so that the provisions of Article 22 hereof shall become effective and Landlord shall have the rights and remedies provided for therein.

ARTICLE 22
Landlord's Remedies; Damages on Default

22.01 Landlord's Remedies.

If an Event of Default shall occur and be continuing, Landlord may, at its option, give to Tenant a notice terminating this Lease upon a date specified in such notice, or Landlord may enter the Premises in accordance with applicable Legal Requirements for the purpose of terminating this Lease, and upon the date specified in said notice or upon such entry the term and estate hereby vested in Tenant shall cease and any and all other right, title and interest of Tenant hereunder shall likewise cease without further notice or lapse of time, as fully and with like effect as if the entire Lease Term had lapsed, but Tenant shall continue to be liable to Landlord as hereinafter provided.

If such Event of Default results from Tenant's failure to pay a charge for an Additional Service pursuant to Section 8.03 hereof, Landlord may, without further notice to Tenant, discontinue any or all of such Additional Services.

22.02 Surrender.

Upon any termination of this Lease as the result of an Event of Default, Tenant shall quit and peacefully surrender the Premises to Landlord. Upon or at any time after any such termination, to the extent permitted by applicable Legal Requirements and in accordance with applicable Legal Requirements, Landlord may without further notice enter the Premises and possess itself thereof by summary proceedings or otherwise, and may dispossess Tenant and remove Tenant and all other Persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

22.03 Right to Relet.

At any time from time to time after any such termination, Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor. Notwithstanding the foregoing, Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

22.04 Survival of Covenants.

No such termination of this Lease shall relieve Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense, damage or liability arising out of or in connection with such termination.

In the event of any such termination, Tenant shall pay to the Landlord the Rent up to the date of such termination. Tenant shall also pay to Landlord, on demand, as and for liquidated and agreed damages for Tenant's Event of Default, the difference between

(1) the aggregate Rent which would have been payable under this Lease by Tenant from the date of such termination until the Stated Expiration Date, and

(2) the fair and reasonable rental value of the Premises for the same period, excluding Landlord's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation for such reletting.

If the Premises or any part thereof are relet by the Landlord before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be, prima facie, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

As additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord pursuant to the second paragraph of this Section 22.04 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

22.05 Right to Equitable Relief.

If there shall occur a Default or threatened Default, Landlord shall be entitled to enjoin such Default or threatened Default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

22.06 Right to Self Help; Interest on Overdue Rent.

If an Event of Default shall occur and be continuing, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform the defaulted obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such Event of Default. In performing such obligation, Landlord may make any payment of money or perform any other act. The aggregate of (i) all sums so paid by Landlord, (ii) interest (at the rate of 1% per month or the highest rate permitted by law, whichever is less) on such sums and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Rent under this Lease and shall be payable to Landlord within ten (10) days following Tenant's receipt of a statement from Landlord setting forth the same. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

All Rent not paid on the due date shall bear interest at the rate provided in the preceding paragraph, payable on demand.

22.07 Payment of Landlord's Cost of Enforcement

Tenant shall pay, on demand, Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 22.06.

22.08 Further Remedies.

Upon any termination of this Lease pursuant to Section 22.01, or at any time thereafter, Landlord may, in addition to and without prejudice to any other rights and remedies Landlord shall have at law or in equity, re-enter the Premises, and recover possession thereof and may dispossess any or all occupants of the Premises in the manner prescribed by the statute relating to summary proceedings, or similar statute(s); but Tenant in such case shall remain liable to Landlord as hereinbefore provided.

ARTICLE 23
Waivers

23.01 No Waivers.

Failure of a party hereto to complain of any act or omission on the part of the other party no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by a party of any provision of this Lease shall be deemed a waiver of a breach of the same or any other provision. No acceptance by Landlord of any partial

payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account.

ARTICLE 24
Security Deposit

24.01 Security Deposit.

Tenant has deposited the Security Deposit with Landlord. Landlord shall hold the Security Deposit as security for the full and faithful payment or performance by Tenant of its obligations under this Lease and not as a prepayment of Rent. Landlord may commingle the Security Deposit with other funds of Landlord and shall not be liable to Tenant for the payment of interest thereon or profits therefrom. Landlord may expend such amounts from the Security Deposit as may be necessary to cure any Default and, in such case, Tenant shall pay to Landlord the amount so expended, within fifteen (15) days after Tenant's receipt of written demand for such payment from Landlord. If, during the Lease Term, Landlord sells or otherwise transfers ownership of the Building, Landlord shall assign the Security Deposit to the subsequent owner of the Building and thereafter Landlord shall have no further liability to Tenant with respect thereto. As soon as reasonably practicable after the Lease Termination Date (but in no event more than ninety (90) days following the Lease Termination Date), Landlord shall (i) inspect the Premises, (ii) make such payments from the Security Deposit as may be required to cure any outstanding Event of Default hereunder and (iii) if no Event of Default is then continuing, pay the balance of the Security Deposit to Tenant.

ARTICLE 25
General Provisions

25.01 Force Majeure.

In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of Force Majeure, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

25.02 Notices and Communications.

All notices, demands, requests, consents, approvals and other communications provided for or permitted under this Lease shall be in writing, either delivered by hand or sent by registered or certified mail, postage prepaid or by a recognized courier which maintains delivery records, to the following address:

(a) if to Landlord at the address stated in Section 1.01 hereof, or at such other address as Landlord shall have designated in writing to the Tenant, with a copy to such Persons as Landlord shall have designated in writing to Tenant, or

(b) if to Tenant at the address stated in Section 1.01 hereof, or at such other address as the Tenant shall have designated in writing to the Landlord, with a copy to such Persons as Tenant shall have designated in writing to Landlord.

Any notice provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given, unless such notice is mailed by registered or certified mail, in which case it shall be deemed to be received on (i) the third Business Day following the mailing thereof or (ii) the day of its receipt, if a Business Day, or the next succeeding Business Day, whichever of (i) or (ii) shall be the earlier.

25.03 Estoppel Certificates.

Tenant shall, without charge, at any time and from time to time hereafter, within ten (10) Business Days after written request of Landlord, certify by written instrument duly executed and acknowledged to Landlord or any mortgagee or purchaser, or proposed mortgagee or proposed purchaser; (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment, (b) as to the existence of any offsets, counterclaims or defenses thereto on the part of Tenant, (c) as to the existence of any Default or Event of Default, (d) as to the Term Commencement Date and Stated Expiration Date, and (e) as to any other matters as may reasonably be so requested, substantially in the form of Exhibit F. Any such certificate may be relied upon by Landlord and any other Person to whom the same may be delivered, and the contents of such certificate shall be binding on Tenant.

Landlord shall, without charge, at any time and from time to time hereafter, within ten (10) Business Days after written request of Tenant, certify by written instrument duly executed and acknowledged to Tenant or any assignee or subtenant, or proposed assignee or subtenant; (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment, (b) as to the existence of any Default or Event of Default, (c) as to the Term Commencement Date and Stated Expiration Date, and (d) as to any other matters as may reasonably be so requested. Any such certificate shall be in a form reasonably acceptable toLandlord, shall be binding on Landlord and may be relied upon by Tenant and any other Person to whom the same may be delivered.

25.04 Renewal.

If this Lease is renewed or extended pursuant to the terms of Section 26.08 below, the provisions of Section 7.01 shall not apply, except as otherwise agreed.

25.05 Governing Law.

This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of The Commonwealth of Massachusetts.

25.06 Partial Invalidity.

If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.07 Notice of Lease.

The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a Notice of Lease, setting forth a description of the Premises and the Lease Term. Each party shall pay its own costs in connection with the review of any such Notice of Lease, and the cost of recording any such Notice of Lease shall be borne by the party seeking to record the same.

25.08 Interpretation.

The Section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

25.09 Bind and Inure; Limitation of Landlord's Liability.

The obligations of this Lease shall run with the Land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Land and Building shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Land and Building. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Land and Building (including all rents and proceeds of any nature derived therefrom) but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Land and Building in pursuit of its remedies upon a default by Landlord hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

25.10 Parties.

Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall be binding upon the heirs, successors and assigns of the Parties hereto.

25.11 Landlord Default.

Landlord shall be deemed in default hereunder if Landlord fails to perform or observe any of the terms, covenants or conditions contained in this Lease on Landlord's part to be performed or observed which is not remedied by Landlord within thirty (30) days after Tenant shall have given to Landlord written notice specifying wherein Landlord has failed to perform such obligations; provided however, that if such failure is incapable of being cured within said thirty (30) day period, and if Landlord shall commence the cure within such thirty (30) day period and thereafter diligently prosecute the same to completion, then the time period within which said failure may be cured shall be reasonably extended for such period as may be reasonably necessary to complete the cure of the same with diligence Upon a default by Landlord, Tenant shall have all rights and remedies available to Tenant at law or in equity. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default unless such right is judicially determined. Landlord shall pay, on demand, Tenants's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Landlord under this Lease or in curing any default by Landlord under this Lease.

25.12 Waiver of Consequential Damages.

Notwithstanding any other provisions of this Lease, under no circumstances shall Landlord or Tenant be liable to the other for any consequential damages arising out of the acts or omissions of Landlord or Tenant or a breach of this Lease by either party.

25.13 Waiver of Landlord's Lien.

Landlord does hereby waive all liens and rights (constitutional, statutory, consensual or otherwise) that Landlord may have on and to any personal property, fixtures and equipment of Tenant at the Premises from time to time, including that which is owned or leased to Tenant, and all additions, accessions and substitutions thereto. This provision shall be self-operative and no further instrument of waiver need be required by any lienholder of such personal property, fixtures and equipment. In confirmation of such waiver, however, Landlord shall, at Tenant's request, execute promptly any appropriate certificate or instrument that Tenant may reasonably request in order to further evidence such waiver.

25.14 Tenant Confidential Information.

Landlord agrees to regard and preserve as confidential all information related to the business and activities of Tenant, its customers, clients, suppliers and other entities with whom Tenant does business, that may be obtained by Landlord ("Tenant Confidential Information"). Landlord agrees to hold such Tenant Confidential Information in trust and confidence for Tenant and not to disclose such information to any person, firm or enterprise, or use, directly or indirectly, any such information for its own benefit or the benefit of any other party, unless so authorized by Tenant in writing. Notwithstanding the foregoing, Landlord and its agents and employees may utilize those portions of the Tenant Confidential Information as are necessary to administer and enforce the terms of this Lease, exercise Landlord's rights hereunder or perform Landlord's obligations hereunder, all only to the extent necessary to effectuate such purposes.

25.16 Standard for Landlord's Consent and Approval.

Except as otherwise expressly set forth herein, whenever Landlord's consent or approval is required pursuant to the terms of this Lease, Landlord covenants and agrees that such consent or approval shall not be unreasonably withheld, conditioned or delayed.

25.17 Attorneys' Fees.

In the event Landlord or Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the non-defaulting party places the enforcement of this Lease, or any part thereof (including the collection of any sums due, or to become due hereunder, or recovery of the possession of the Premises), in the hands of an attorney, or files suit upon the same, the non-prevailing party agrees, to the extent permitted by applicable law, to pay the prevailing party all reasonable attorneys' fees incurred by the prevailing party.

ARTICLE 26
Miscellaneous

26.01 HVAC.

HVAC hours shall be defined as from 8:00 AM to 6:00 PM Monday through Friday, excluding Holidays and 8:00 AM to 1:00 PM on Saturdays.

If Tenant shall require HVAC beyond HVAC hours, Landlord shall furnish such service at $55.00 per hour, subject to reasonable increases from time to time based upon electricity and equipment costs, provided that Tenant gives Landlord at least one (1) Business Day advance notice of the need for such afterhours HVAC. In the event Tenant introduces onto the Premises equipment which overloads the systems, and/or in any other way causes the systems not adequately to perform their proper functions, Landlord shall notify Tenant of the same in writing, and, if Tenant does not promptly cease using such equipment, Landlord, at its option, may install supplementary systems at Tenant's expense.

26.02 Holdover Clause.

In the event Tenant shall fail to vacate the Premises by the Lease Termination Date, Tenant shall pay Basic Rent to Landlord in an amount equal to 150% of the monthly Basic Rent. Tenant shall also pay all Additional Rent provided herein. The "Holdover Rental Rate" shall be paid monthly in advance to Landlord.

26.03 Intentionally Omitted.

26.04 Brokerage.

Tenant warrants and represents to Landlord that it has had no dealings with any broker or agent in connection with this Lease other than Cushman & Wakefield, which shall be paid a commission by Landlord pursuant to a separate agreement between Cushman & Wakefield and Landlord, and Tenant covenants to defend, with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than Cushman & Wakefield.

26.05 Landlord's Expenses Regarding Consents.

Tenant shall reimburse Landlord promptly on demand for all reasonable out-of-pocket legal and other expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder, provided such expenses shall not exceed $1,500.00 with respect to each such request by Tenant for consent or approval hereunder.

26.06 Signage.

Landlord, at Landlord's cost, shall provide building standard tenant signage on the Building's park directory, lobby directory and on Tenant's suite door. Tenant may, at its cost, install any signage Tenant desires within the Premises, provided such signage is not visible from outside of the Premises and such signage is removed by Tenant upon the expiration or earlier termination of this Lease.

26.07 Financial Statements.

Within ten (10) days after request by Landlord from time to time, but not more than once per calendar year, Tenant shall deliver to Landlord Tenant's financial statements (which shall be for the latest available year and in any event for a year ended not more than fifteen (15) months prior to Landlord's request); provided, however, that Tenant shall not be obligated to provide any such information to the extent that its financial statements (or those of its parent company) are publicly available. Such financial statements may be delivered to Landlord's mortgagees and lenders and prospective mortgagees, lenders, investors and purchasers.

26.08 Option to Extend.

Tenant shall have the option to extend the term of this Lease for one (1) five (5) year extension term ("Extension Term") provided (i) no Event of Default shall exist at the time such option is exercised and (ii) Tenant shall give written notice to Landlord of its exercise of such option not less than nine (9) months prior to expiration of the original term, **time being of the essence for the giving of such notice**. All of the terms and provisions of this Lease shall be applicable during the Extension Term except (a) Tenant shall have no option to extend the term of the Lease beyond the Extension Term, (b) the Basic Rent for the Extension Term shall be the greater of the Basic Rent in effect immediately prior to the Extension Term or 95% of the Market Rent (defined below) as of the first day of the Extension Term.

"Market Rent" shall be computed as of the applicable date at the then current rentals being charged to new and renewal tenants for comparable space located in the vicinity of the Building, taking into account and giving effect to, in determining comparability, all relevant factors including without limitation, such considerations as size, location, amenitiesand lease term.

Within thirty (30) days of Landlord's receipt of Tenant's renewal notice, Landlord shall initially designate the Market Rent. If Tenant disagrees with Landlord's designation of Market Rent and the parties are unable to reach mutual agreement on the Market Rent for a period of thirty (30) days after Landlord's designation of Market Rent, then Tenant shall have the right, by written notice given within twenty-one (21) days after the expiration of such thirty (30) day period, to submit such Market Rent to arbitration as follows. Market Rent shall be determined by arbitrators, one to be chosen by Tenant, one to be chosen by Landlord and a third to be selected, if necessary, as below provided. If within twenty (20) days after Tenant's notice, the parties agree upon a single arbitrator, Market Rent shall be determined by such arbitrator. The unanimous written decision of the two first chosen without selection and participation of a third arbitrator, or otherwise the written decision of a majority of the three arbitrators chosen and selected as provided herein, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within twenty-one (21) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, then they shall so notify the then President of the Greater Boston Real Estate Board and request that person to select an impartial third arbitrator, who shall be another office building owner, a real estate counselor or a broker dealing with like types of properties, to determine Market Rent as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the

conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. If the dispute between the parties as to Market Rent has not been resolved before the commencement of Tenant's obligation to pay rent under the Lease in Market Rent, then Tenant shall pay rent under the Lease in respect of the Premises based upon the Market Rent designated by Landlord until either the agreement of the parties as to the Market Rent or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent to Landlord, or Landlord shall refund any overpayment of rent to Tenant. Each arbitrator appointed under this Section 26.08 must be independent and shall not have worked for either Landlord or Tenant within the three (3) immediate prior years.

26.09 Right of First Refusal.

Provided this Lease is in full force and effect and has not otherwise expired or been terminated in accordance with the terms hereof, and further provided that Tenant is not then in Default beyond any applicable notice and cure period provided for herein, Tenant shall have an ongoing right of first refusal (the "Right of First Refusal"), subject to existing tenant's prior rights, if any, to lease any available space contiguous to the Premises in the Building which is offered by Landlord for lease to third party tenants after the date of this Lease and prior to the expiration or sooner termination of the Lease Term (as such Lease Term may be extended as provided herein) (the "Additional Space") in accordance with the provisions set forth below. If Landlord receives a bona fide offer (the "Offer") from a third party to lease the Additional Space and the Offer is acceptable to Landlord, Landlord shall, prior to acceptance of the Offer, provide Tenant with a copy of the Offer and offer the Additional Space to Tenant for lease in accordance with the terms of this Section 26.09 (the "Offer Notice"). Tenant shall respond to Landlord in writing within fifteen (15) days after Tenant's receipt of the Offer Notice as to Tenant's decision either to lease the Additional Space or to waive its rights hereunder. Time is of the essence of this provision. Tenant's failure to notify Landlord within such time shall be deemed an immediate waiver of Tenant's rights to lease such Additional Space. If Tenant timely notifies Landlord that it desires to lease the Additional Space covered by the Offer Notice, Landlord shall thereupon lease the Additional Space to Tenant (and Tenant shall accept such Additional Space) based upon the terms and conditions of the Offer Notice or the terms of this Lease, as more particularly set forth below. If Tenant properly exercises its right to lease the Additional Space, the parties shall promptly thereafter execute an amendment to the Lease to include the Additional Space. If Tenant fails to timely and properly notify Landlord that Tenant desires to lease the Additional Space which is the subject of an Offer Notice, Landlord may lease such Additional Space to the third party identified in the Offer Notice on substantially the same terms as set forth in the Offer Notice. Thereafter, Landlord may not lease such Additional Space to a third party without first offering such Additional Space to Tenant in accordance with the terms of this Section 26.09. Notwithstanding anything to the contrary contained herein, any exercise of the Right of First Refusal by Tenant that occurs within the first twenty four (24) months of the Lease Term shall be under the same terms and conditions set forth in this Lease except any allowances and/or concessions will be prorated based upon the number of remaining months in the Term. Any exercise of the Right of First Refusal that occurs after the first twenty four (24) months of the Lease Term shall be based upon the terms and conditions of the Offer Notice.

26.10 Right of First Offer.

Provided this Lease is in full force and effect and has not otherwise expired or been terminated in accordance with the terms hereof, and further provided that Tenant is not then in Default beyond any applicable notice and cure period provided for herein, Tenant shall have an ongoing right of first offer (the "Right of First Offer"), subject to existing tenant's prior rights, if any, to lease any space in the Building available as of the date of this Lease and any space in the Building that becomes available after the date of this Lease and prior to the expiration or sooner termination of the Lease Term (as such Lease Term may be extended as provided herein) (the "ROFO Space") in accordance with the provisions set forth below. Prior to marketing any ROFO Space to a third party, other than to the then tenant thereof, Landlord shall first notify Tenant in writing of the opportunity to lease such ROFO Space ("ROFO Notice"), on the condition that (i) the initial Tenant named herein or an affiliate of the initial Tenant named herein occupies the entire Premises and (ii) Tenant is not then in Default, and has not previously been in monetary default beyond the expiration of any applicable grace period under this Lease. Tenant shall respond to Landlord in writing within fifteen (15) days after Tenant's receipt of the ROFO Notice as to Tenant's decision either to lease the ROFO Space or to waive its rights hereunder. Time is of the essence of this provision. Tenant's failure to notify Landlord within such time shall be deemed an immediate waiver of Tenant's rights to lease such ROFO Space. If Tenant timely notifies Landlord that it desires to lease the ROFO Space covered by the ROFO Notice, Landlord shall thereupon lease the ROFO Space to Tenant (and Tenant shall accept such ROFO Space) based upon the terms and conditions of the ROFO Notice or the terms of this Lease, as more particularly set forth below. If Tenant properly exercises its right to lease the ROFO Space, the parties shall promptly thereafter execute an amendment to the Lease to include the ROFO Space. If Tenant fails to timely and properly notify Landlord that Tenant desires to lease the ROFO Space which is the subject of an ROFO Notice, Landlord may thereafter lease such ROFO Space to any third party on such terms as may be acceptable to Landlord in its sole discretion, subject to Tenant's Right of First Refusal. Notwithstanding anything to the contrary contained herein, any exercise of the Right of First Offer by Tenant that occurs within the first twelve (12) months of the Lease Term shall be under the same terms and conditions set forth in this Lease except any allowances and/or concessions will be prorated based upon the number of remaining months in the Lease Term.

ARTICLE 27
Entire Agreement

27.01 Entire Agreement.

No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.

No representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect.

The submission of this Lease for examination, review, negotiation and/or signature shall not constitute an offer or an option to lease or a reservation of the Premises and is subject to

withdrawal or modification at any time by either party. This Lease shall become effective and binding only if and when it shall be executed and delivered by both Landlord and Tenant.

Executed as a sealed instrument as of the 18 day of December, 2018.

LANDLORD:

Woburn MCB I, LLC

By: Janet A. Wallace

By: Janet A. Wallace

TENANT:

Biofrontera Inc.

By: R Wilhoite

Printed Name: R Wilhoite

Title: COO

120 Presidential Way

Woburn, Massachusetts

EXHIBIT A

(LEGAL DESCRIPTION)

PARCEL ONE:

A parcel of registered land shown as Lot 17 on a plan entitled "Subdivision Plan of Lots 13 and 14 as Shown on Land Court Plan 36099[3] in Woburn Massachusetts," dated February 2, 2000, prepared by Vanasse Hangen Brustlin, Inc. (the "Registered Plan"), which Registered Plan was approved by the Land Court and filed with the Land Court Registration Office on December 7, 2000 as Plan No. 36099[C].

For Grantor's title, see deed from Walter J. Janitkowski, Jr., as Trustee, dated November 5, 1999, filed with the Middlesex South Registry District of the Land Court as Document No. 1123443 and recorded with the Middlesex South District Registry of Deeds on November 8, 1999 in Book 30845, Page 410.

PARCEL TWO:

A parcel of land shown as Lot 2-G on a plan entitled "Subdivision Plan of Land in Woburn, Massachusetts, Prepared for National Development" dated April 18, 2000, prepared by Vanasse Hangen Brustlin, Inc., recorded December 12, 2000 as Plan No. 1390 of 2000 (the "2000 Plan"), being more particularly bounded and described as follows:

Lot 2-G as shown on the 2000 Plan is comprised of registered and unregistered parcels of land, situated on the easterly side of Presidential Way in the City of Woburn, County of Middlesex, Commonwealth of Massachusetts, and is described more particularly as follows:

Beginning at a point on the easterly sideline of Presidential Way at the southwesterly corner of Lot 17, as shown on the 2000 Plan; thence

N 53°26'15" E	a distance of two and one tenth feet (2.10'), to a point; thence
N 18°30'40" W	a distance of three hundred thirty-five and ninety-two hundredths feet (335.92'), to a point of curvature on the easterly lot line of Lot 17, as shown on the 2000 Plan; thence
Northwesterly	and curving to the left along the arc of a curve having a radius of five hundred twelve and no hundredths feet (512.00') a length of one hundred twenty-five and seventy-five hundredths feet (125.75') to a point, the previous three (3) courses by Lot 17, as shown on the 2000 Plan; thence
N 57°25'00" E	a distance of ninety-nine and six tenths feet (99.60'), to a point, thence

N 85°00'00" E	a distance of seventy and sixteen hundredths feet (70.16'), to a point; thence
S 79°00'00" E	a distance of two hundred ninety-two and fourteen hundredths feet (292.14'), to a point; thence
S 05°31'16" W	a distance of one hundred seven and four hundredths feet (107.04'), to a point, the previous four (4) courses by Lot 16, as shown on the 2000 Plan; thence
S 05°31'16" W	a distance of one hundred thirty-nine and nine tenths feet (139.90'), to a point; thence
S 58°12'05" E	a distance of one hundred seventy-seven and forty-eight hundredths feet (177.48'), to a point; thence
S 55°02'15" E	a distance of sixty and no hundredths feet (60.00'), to a point, the previous three (3) courses by land now or formerly of CSC Trust, as shown on the 2000 Plan; thence
S 42°00'00" W	a distance of four hundred forty-three and seventy-four hundredths feet (443.74'), to a point of curvature on the westerly lot line of Lot 2-F, as shown on the 2000 Plan; thence
Southwesterly	and curving to the right along the arc of a curve having a radius of seven hundred thirty and no hundredths feet (730.00') a length of one hundred thirteen and seven hundredths feet (113.07') to a point of compound curvature; thence
Southwesterly	and curving further to the right along the arc of a curve having a radius of seven hundred and no hundredths feet (700.00') a length of two hundred thirty-three and twenty-five hundredths feet (233.25'), the previous three (3) courses by Lot 2-F, as shown on the 2000 Plan, to a point; thence
N 63°29'52" W	a distance of one hundred and no hundredths feet (100.00') by Lot 2-H, as shown on the 2000 Plan, to a point of curvature on the easterly lot line of Lot 2-C, as shown on the 2000 Plan; thence
Northeasterly	and curving to the left along the arc of a curve having a radius of six hundred and no hundredths feet (600.00') a length of one hundred ninety-nine and ninety-three hundredths feet (199.93') to a point of compound curvature; thence

Northwesterly	and curving to the left along the arc of a curve having a radius of six hundred thirty and no hundredths feet (630.00') a length of two hundred eighty-five and two hundredths feet (285.02') to a point; thence
N 18°30'40" W	a distance of eighty-nine and seventy-eight hundredths feet (89.78'), the previous three (3) courses by the easterly lot line of Lot 2-C, as shown on the 2000 Plan, to the point of beginning.

The above described Lot 2-G contains an area of 281,802 square feet, more or less, according to the 2000 Plan.

A portion of Lot 2-G is comprised of a parcel of registered land shown as Lot 18 on a plan entitled "Subdivision Plan of Lots 13 and 14 as Shown on Land Court Plan 36099E in Woburn Massachusetts," dated February 7, 2000, prepared by Vanasse Hangen Brustlin, Inc. (the "Registered Plan"), which Registered Plan was approved by the Land Court and filed with the Land Court Registration Office on December 7, 2000 as Plan No. 36099G.

For Grantor's title, see deeds from (1) Walter J. Jamitkowski, Jr., as Trustee, dated November 5, 1999, filed with the Middlesex South Registry District of the Land Court as Document No. 1123443 and recorded with the Middlesex South District Registry of Deeds on November 8, 1999 in Book 30845, Page 410 and (2) 300 MetroNorth Corporate Center LLC recorded with the Middlesex South District Registry of Deeds on December 12, 2000 in Book 32128, Page 418.

120 Presidential Way

Woburn, Massachusetts

EXHIBIT B

(PLAN SHOWING TENANT'S SPACE)


LIMIT OF TENANT SPACE
PROPOSED THIRD FLOOR PLAN-OPTION A
PRELIMINARY LAYOUT FOR:
BIOFRONTERA
THIS SPACE
THIRD FLOOR KEY PLAN
INFORMATION BY OTHERS
NO FIELD CONFIRMATIONS HAVE BEEN MADE

Any discrepancy between this Exhibit B and Exhibit C shall be resolved in favor of Exhibit B.

2018_0280TI.001

PROPOSED TENANT IMPROVEMENTS FOR
BIOFRONTERA
120 Presidential Way, Woburn MA
11-07-2018

Referenced Floor Plans:
First Floor Proposed and Demolition Plans dated 10-04-2018

1. Demolition:
Remove all existing finish flooring and base.

Remove all walls and other items as indicated on demolition plan.

Removal all suspended ceiling tiles and grid.

Removal of ceiling system and lighting is selective. Ceilings and lighting in individual rooms which are not demolished are to remain. Ceilings and lighting in large areas are to remain and be extended into areas where rooms have been demolished.

Remove existing break room cabinets and sinks.

Save doors and frames for reuse.

Save light fixtures, HVAC diffusers and grilles for reuse.

2. Interior Partitions:
The Majority of the new interior walls shall be constructed of 3-5/8" x 25 Ga. metal studs at 16" O/C with 1/2" gypsum wallboard on both sides. Walls shall extend to 6" above the ceiling grid.

Walls surrounding conference rooms shall be constructed of 3-5/8" x 25 Ga. metal studs at 16" O/C with 1/2" gypsum wallboard on both sides. Walls shall extend to underside of deck above. Extend existing walls as required.

3. Doors, Frames and Hardware:
Reuse existing doors, frames and hardware wherever possible. Provide new units (to match existing) as required by new layout.

Provide new building standard double glass door tenant entry system.

4. Ceilings:
Provide new Armstrong Cortega 2'x2' angled tegular acoustic ceiling tile #704A in 15/16" grid throughout tenant space.

5. Floor Finishes:
Provide building standard carpet tile at all conference rooms, offices, reception and open office area.

Provide building standard Luxury Vinyl Tile at the break room.

Provide Armstrong Standard Excelon vinyl floor tile at new lamp assembly & storage area, catering set-up room, copy/print room, IT room & storage room.

Provide new 4" vinyl base on all walls.

Provide tile backsplash above counter at the break room.

6. Paint:
Gypsum board walls throughout the entire tenant space shall be painted, and shall receive one primer and two finish coats of latex eggshell finish paint.

All door frames shall receive a primer and two finish coats of latex acrylic semi gloss paint.

7. Lighting:
Relocate existing light fixtures as required by new layout and provide new light fixtures to match as required to provide one fixture for every 80 SF of floor area.

Each room and area shall be individually switched. Provide occupancy sensor switches at all new offices, new conference rooms, catering set-up, copy/print room, IT room, lamp assembly & storage room, and new storage room.

8. Power:
Provide 9 dedicated 20A circuit for open office work stations.

Provide 3 dedicated 20A receptacles the IT room.

Provide two duplex receptacles at each new private office and three at the shared office, with a maximum of 8 receptacles on each 20A circuit.

Provide eight dedicated 20A receptacles in the break room and catering set-up room.

Provide three dedicated 20A receptacles for tenant's office equipment at locations with be determined.

Provide four dedicated 20A receptacles at the lamp assembly & storage room.

Provide a total of 14 new duplex receptacles at conference rooms.

Provide six new convenience duplex receptacles throughout the space.

Provide two in-floor receptacle outlets with power and data at two conference rooms.

Provide Legrand Wiremold New Evolution Series wall box at two conference rooms for tenant supplied flat panel television.

Provide power to new tenant supplied dishwasher.

Provide pull strings and plaster rings for tel/data drops.

9. HVAC:
Existing system diffusers and ductwork will be relocated, with new ductwork, diffusers, controls & equipment as required by new layout.

Reconfigure ductwork along demising wall as required to zone this tenant space separately from the adjacent tenant space.

Provide a new exhaust fan to plenum above tied to thermostat at the IT room. (Note: Any supplemental cooling required shall be at Tenant's cost.)

10. Plumbing:
Provide an ADA compliant stainless-steel sink and faucet at the break room.

Provide two cold water taps at the break room for tenant supplied equipment.

Provide an ADA compliant dishwasher at the break room.

11. Fire Protection:
Existing sprinkler system is to be modified as required by new layout.

12. Life Safety:
Modify and add to existing emergency lighting, exit signs, fire extinguishers and fire alarm horn/strobe units as required by new layout.

13. Misc:
Repair existing perimeter window blinds as required for proper operation and uniform appearance.

Repair / refinish existing window sills for a uniform appearance as required by new work.

Provide in-wall fire retardant treated wood blocking at two walls for tenant supplied flat panel monitors.

Provide 18'-6" linear feet of new plastic laminate clad base and wall cabinets and counter at the break room.

Provide 12'-0" linear feet of new plastic laminate clad base cabinets and counter at the catering set-up room.

14. Add-Alternates:
Provide an alternate cost to provide 3'-0" glass panels in drywall openings with top and bottom aluminum channels at all conference rooms and offices.

15. Work not included:
Installation of telephone and computer wiring, outlets and equipment.

Furnishings including, but not limited to, open office work stations and reception desk.

Security/card access system.

Refrigerator, microwave and other small appliances.

END

120 Presidential Way

Woburn, Massachusetts

EXHIBIT C

MEMORANDUM OF WORK AND INSTALLATIONS TO BE INITIALLY PERFORMED AND FURNISHED IN THE PREMISES

Tenant shall accept Premises in "AS IS" condition, however, Landlord shall provide a "turnkey" build-out to complete Landlord's Work utilizing building standard materials per the Plan and Work Letter as shown in Exhibit B. Any costs associated with the deviation whatsoever from the Plan and Work Letter shall be at Tenant's sole cost and expense.

120 Presidential Way

Woburn, Massachusetts

EXHIBIT D

SERVICES TO BE PROVIDED BY LANDLORD (AS OPERATING EXPENSES)

A. Replacement of light bulbs and starters in overhead light fixtures as needed.

B. Hot and cold water for lavatory and drinking purposes.

C. Toilet supplies including soap, paper or cloth towels, and toilet tissue for lavatories.

D. Janitor services in accordance with the following schedule and to be accomplished unless otherwise indicated, five nights per week after Tenant's normal working hours:

Entrance Doors: Entrance glass will be cleaned five times per week.

Entrance Floor: Entrance floor will be polished five times per week.

Carpet: All carpeted areas will be vacuumed five times per week. Carpet will be shampooed upon request, at an additional cost to Tenant.

Wastepaper Containers: Wastepaper containers will be emptied five times per week; plastic liner bags will be provided for wastepaper containers; liners will be changed once per week.

Water Fountains: All water fountains will be sanitized and polished five times per week.

Washrooms: Washrooms will be cleaned and serviced five times per week. This will include refilling all paper towel, toilet tissue, and soap dispensers, cleaning all towel and trash containers, cleaning and polishing all stainless steel fixtures, cleaning toilets, washing and sanitizing all wash basins and shelves, cleaning and polishing all mirrors, removing all disfigurations such as ink marks, drawings, etc. from all partitions and walls, damp mopping of floors.

Scuff Marks: All scuff marks will be removed five times per week from all scuff plates on doors.

Tile Floors: All floors will be swept five times per week. All corridors and office floors will be polished five times per week. Floors will be stripped whenever necessary.

E. Proper care of grounds surrounding the Building and any grounds required to be maintained as part of an association, including care of lawns and shrubs and including removal of litter.

F. Maintaining and cleaning the sidewalks and parking areas in front of and around the Building including snow removal.

G. Provision of adequate lighting for the parking areas servicing the Building.

H. Exterior windows will be washed annually as a common area expense.

I. HVAC (Heating, Ventilation, and Air-Conditioning) during normal business hours (i.e. non-extended hours).

J. Automatically operated elevator service.

K. On-site property management.

L. Building and Campus Security building access system, with Landlord to provide to Tenant as many card keys or key fobs as Tenant may reasonably require from time to time, at no cost to Tenant.

M. Loading dock access.

120 Presidential Way

Woburn, Massachusetts

EXHIBIT E

RULES AND REGULATIONS

1. Heating, lighting and plumbing: The Landlord should be notified promptly of any trouble with heating, lighting or plumbing fixtures. Tenants must not leave the doors of the Premises unlocked at night.

2. The sidewalks, entrances, halls and stairways shall not be obstructed by any Tenant or used for any purposes other than ingress and egress to and from their respective Premises, and no articles or rubbish shall be left therein.

3. No toilet fixture shall be used for any purpose other than that for which it is intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein.

4. The weight and position of all safes and heavy equipment or machines shall be subject to the approval of the Landlord.

5. Lettering on doors, tablets and building directory shall be subject to the approval of the Landlord; no lettering shall be allowed on outside windows.

6. No wires for telephone service, electric lights, messenger service or for any other purpose shall be put in the Premises without the consent of the Landlord.

7. No glass in doors or elsewhere through which light is admitted in to any part of the building shall be obstructed.

8. No animals shall be kept in or about the Building other than certified service or therapy animals.

9. All freight, furniture, etc. must be received and delivered through the loading dock serving the Building designated for such purpose unless otherwise authorized by the Landlord.

10. Nothing shall be thrown from or taken in through the windows, nor shall anything be left outside the Building on the window sills of the Premises.

11. The Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Premises.

12. No Tenant shall use any method of heating other than that provided for in the Tenant's Lease without the consent of the Landlord.

13. Any damage caused to the Building or the Premises or to any person or property herein as a result of any breach of any of the rules and regulations by the Tenant shall be borne by the Tenant.

14. The Landlord reserves the right to make any such other and further rules and regulations as, in its judgment, may from time to time be necessary for maintaining the safety and cleanliness of the Premises and Building for the preservation of good order therein.

15. All office areas shall require floor mats under any chairs that have casters, so that the carpet shall remain in good order and repair.

120 Presidential Way

Woburn, Massachusetts

EXHIBIT F

TENANT ESTOPPEL CERTIFICATE

To: <>("Lender")

<>
<>
Attn: <>

Re: Lease Agreement dated ______________ and amended ______________ ("Lease"), between <>, as "Landlord", and <>, as "Tenant," guaranteed by <> ("Guarantor") for leased premises known as <>, Massachusetts <> (the "Premises") of the property Suite <> (suite or separate Tenant address) commonly known as <> (the Property").

1. Tenant hereby certifies that the following representations with respect to the Lease are accurate and complete as of the date hereof:

a. Dates of all amendments, letter agreements, modifications and waivers related to the Lease ______________ ______________ ______________

b. Term Commencement Date ______________

c. Stated Expiration Date ______________

d. Current Annual Base Rent ______________

e. ______ ______

______________ Operating Expense Base ______________

f. Tax Base ______________

g. Square Footage of Premises ______________

h. Security Deposit Paid to Landlord ______________

i. Renewal Options <> Additional Term for <>years at $__________ per year

2. Tenant further certifies to Lender that:

a. the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;

b. the Lease has not been assigned and the Premises have not been sublet by Tenant;

c. Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payment, credits or abatements required to be given by Landlord to Tenant have been given;

d. Tenant is open for business or is operating its business at the Premises;

e. no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;

f. Landlord has no obligation to segregate the security deposit or to pay interest thereon;

g. Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

h. Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;

i. Tenant has not been granted any options or rights to terminate the Lease earlier than the Stated Expiration Date;

j. Tenant has not been granted any options or rights of first refusal to purchase the Building or the Land;

k. Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises; and

l. no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Land by Tenant in violation of any applicable federal, state, or local statutes, rules or regulations.

m. the Lease does not give the Tenant any operating exclusives for the Building.

3. [This certification is made with the knowledge that Lender is about to provide Landlord with financing which shall be secured by a Deed of Trust (or Mortgage), Security Agreement and Assignment of Rents, Leases and Contracts ("Mortgage") upon the Land and Building. Tenant acknowledges that Landlord's interest in the Lease is being duly assigned to Lender as security for Lender's loan to Landlord. All rent payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Lender or its successors and assigns. Tenant further acknowledges and agrees that Lender and Lender's respective successors and assigns holding the Mortgage at any time after the date of this certificate shall have the right to rely on the information contained in this certificate.]

4. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

TENANT

By:____________________________________

Printed Name:____________________________

Title:____________________________________

Date:____________________________________

120 Presidential Way

Woburn, Massachusetts

EXHIBIT G

AGREEMENT OF SUBORDINATION

NON-DISTURBANCE AND ATTORNMENT

THIS AGREEMENT is dated the ____ day of ________________, between <> ("Lender") and <>, a <> corporation ("Tenant").

RECITALS:

A. Tenant has executed that certain lease dated ____________________ (the "Lease") with <> LLC, as Landlord ("Landlord") covering the premises described in the Lease ("Premises") in that certain building located at <> (the "Property") and more particularly described in Exhibit A attached hereto and made a part hereof, by this reference; and

B. Lender has made or has agreed to make a mortgage loan to Landlord secured by a mortgage or deed of trust encumbering the Property which includes an assignment of Landlord's interest in the Lease (the "Mortgage"); and

C. Tenant and Lender desire to confirm their understanding with respect to the Lease and the Mortgage.

NOW, THEREFORE, in consideration of the covenants, terms, conditions and agreements contained herein, the parties hereto agree as follows:

1. The Lease and any extensions, modifications or renewals thereof, including but not limited to any option to purchase or right of first refusal to purchase the Property or any portion thereof, if any, is and shall continue to be subject and subordinate in all respects to the Mortgage and the lien created thereby, and to any advancements made thereunder and to any consolidations, extensions, modifications or renewals thereof.

2. Tenant agrees to deliver to Lender, in the manner set forth in paragraph 7, a copy of any notice of default sent to Landlord by Tenant. Lender shall have the right, but not the obligation to cure such default on behalf of Landlord within the same period provided for Landlord to cure such default in the Lease. Further, Tenant shall not terminate the Lease on the basis of any default by Landlord which is incurable by Lender (such as, for example, the bankruptcy of Landlord or breach of any representation by Landlord), provided Lender is proceeding with due diligence to commence an action to appoint a receiver or to obtain the right to possession of the Property by foreclosure, deed in lieu of foreclosure, or otherwise ("Foreclosure"). Tenant hereby agrees that no action taken by Lender to enforce any rights under the Mortgage or related security documents, by reason of any default

thereunder (including, without limitation, the appointment of a receiver, any Foreclosure or any demand for rent under any assignment of rents or leases) shall give rise to any right of Tenant to terminate the Lease nor shall such action invalidate or constitute a breach of any of the terms of the Lease.

3. So long as Tenant is not in default under the Lease beyond any applicable notice and cure period provided for in the Lease, Tenant's possession and occupancy of the Premises shall not be disturbed by Lender during the term of the Lease or any extension thereof.

4. If Lender succeeds to the interest of Landlord under the Lease, subject to Tenant's performance of its obligations under the Lease, the Lease will continue in full force and effect. Thereupon, Lender shall recognize the Lease and Tenant's rights thereunder and Tenant shall make full and complete attornment to Lender as substitute Landlord upon the same terms, covenants and conditions as provided in the Lease, except for any option to purchase or right of first refusal to purchase the Property as may be provided in the Lease. Further, Tenant agrees that any such option or right of first refusal to purchase the Property or any portion thereof, as may be provided in the Lease shall not apply to and shall not in any way impair or delay any Foreclosure, as defined herein.

5. Tenant agrees that, if Lender shall succeed to the interest of Landlord under the Lease, Lender, its successors and assigns, shall not be:

   (a) liable for any prior act or omission of Landlord or any prior Landlord or consequential damages arising therefrom; provided, however, to the extent there is an ongoing default by Landlord that extends beyond the date Lender succeeds to the interest of Landlord under the Lease, Lender and its successors and assigns shall be require to cure such default; or

   (b) subject to any offsets or defenses which Tenant might have as to Landlord or any prior Landlord; or

   (c) required or obligated to credit Tenant with any rent or additional rent for any rental period beyond the then current month which Tenant might have paid Landlord; or

   (d) bound by any material amendments or modifications of the Lease such as those affecting rent, term or permitted use made without Lender's prior written consent; or

   (e) liable for refund of all or any part of any security deposit unless such security deposit shall have been actually received by Lender.

6. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words, "Lender," "Landlord" and "Tenant" shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns.

7. All notices, and all other communication with respect to this Agreement, shall be directed as follows: if to Lender, ______________________________ ("Lender's Address") or such other address as Lender may designate in writing to Tenant and, if to

Tenant, at the address set forth in the Lease or at such other address as Tenant may designate in writing to Lender. All notices shall be in writing and shall be (a) hand-delivered, (b) sent by United States express mail or by private overnight courier, or (c) served by certified mail postage prepaid, return receipt requested, to the appropriate address set forth above. Notices served as provided in (a) and (b) shall be deemed to be effective upon delivery. Any notice served by certified mail shall be deposited in the United States mail with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three business days after the date of mailing, whichever is earlier in time.

8. This Agreement contains the entire agreement between the parties and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

9. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LENDER:	TENANT:
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By:______________________	By:______________________
By:______________________	Printed Name:______________
Its Authorized Signatories	Title:____________________

120 Presidential Way

Woburn, Massachusetts

EXHIBIT H

INTENTIONALLY OMITTED

120 Presidential Way

Woburn, Massachusetts

EXHIBIT I

PARKING

Tenant, upon the commencement of its occupancy of the Premises, shall have the right to use for its designated employees, as appurtenant to the Premises no more than a ratio of 3.7/1,000 Rentable Square Feet unassigned, free of charge parking spaces in the Building's parking areas. Tenant shall use the parking areas solely for parking registered passenger vehicles. Storage trailers, storage containers, busses, motor homes, trucks and like vehicles are not permitted. Landlord shall in no event be required to enforce such rights on Tenant's behalf. Use of such spaces may not be sold, assigned, licensed or otherwise given to any person for any compensation or fee or otherwise (provided the foregoing shall not be deemed to prevent any assignee of Tenant's interest in this Lease or any subtenants of all or any portion of the Premises from utilizing such spaces). The use of such parking spaces by Tenant may be regulated by rules and regulations issued by the Landlord from time to time. Landlord reserves the right, after reasonable written notice to Tenant, at any time and from time to time to change the location of any parking space or spaces designated for Tenant's use pursuant to this Section.

SCHEDULE I

OPERATING EXPENSE EXCLUSIONS

1) leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants or in selling the Building or the Land;

2) legal fees or other expenses incurred in connection with enforcing leases with tenants in the Building;

3) costs of renovating or otherwise improving or decorating space for any tenant or other occupant of the Building, including Tenant, or relocating any tenant;

4) financing costs including interest and principal amortization of debts and the costs of providing the same;

5) except as otherwise expressly provided above, depreciation;

6) rental on ground leases or other underlying leases and the costs of providing the same;

7) wages, bonuses and other compensation of employees above the grade of Property Manager and fringe benefits other than insurance plans and tax qualified benefit plans;

8) any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of Hazardous Substances (as defined in Section 10.01 of this Lease) and the cost of defending against claims in regard to the existence or release of Hazardous Substances at the Building or the Land (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease);

9) costs of any items for which Landlord is or is entitled to be paid or reimbursed by insurance;

10) increased insurance or Taxes assessed specifically to any tenant of the Building for which Landlord is entitled to reimbursement from any other tenant;

11) charges for electricity, water, or other utilities, services or goods and applicable taxes for which Tenant or any other tenant, occupant, person or other party is obligated to reimburse Landlord or to pay to third parties;

12) cost of any HVAC, janitorial or other services provided to tenants on an extra cost basis after regular business hours;

13) the cost of installing, operating and maintaining any specialty service, such as a observatory, broadcasting facilities, child or daycare;

14) cost of correcting defects in the design, construction or equipment of, or latent defects in, the Building;

15) cost of any work or service performed on an extra cost basis for any tenant in the Building to a materially greater extent or in a materially more favorable manner than furnished generally to the tenants and other occupants;

16) cost of any work or services performed for any facility other than the Building, but excluding specifically the common roadway;

17) any cost representing an amount paid to a person firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship;

18) except as expressly provided above, cost of any item that, under generally accepted accounting principles, are properly classified as capital expenses;

19) lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure if the equipment were purchased;

20) late fees or charges incurred by Landlord due to late payment of expenses, except to the extent attributable to Tenant's actions or inactions;

21) cost of acquiring, securing, cleaning or maintaining sculptures, paintings and other works of art;

22) charitable or political contributions;

23) reserve funds;

24) all other items for which another party compensates or pays so that Landlord shall not recover any item of cost more than once;

25) Landlord's general overhead and any other expenses not directly attributable to the operation and management of the Building and the Land (e.g. the activities of Landlord's officers and executives or professional development expenditures), except to the extent included in the management fee permitted hereby;

26) any costs and expenses for repairs or replacements for which Landlord is reimbursed pursuant to warranties or guarantees.